EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-130082 on Form S-8 of CSB Bancorp, Inc. and in the Registration Statement on Form S-8 of The Commercial & Savings Bank 401(k) Retirement Plan of our report dated March 5, 2015, relating to our audit of the consolidated financial statements included in the Annual Report on Form 10-K of CSB Bancorp, Inc. for the year ended December 31, 2014.

/s/ S.R. Snodgrass P.C.

Wexford, Pennsylvania March 23, 2015